UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ANAVEX LIFE SCIENCES CORP.

(Name of Registrant as Specified In Its Charter)

PVG ASSET MANAGEMENT CORPORATION

PATRICK S. ADAMS

JASON KOLBERT

RALF VON ZIEGESAR

RENE MORA

JOHN BORIS

CURTIS HOGUE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PVG Asset Management Corporation (“PVG”), together with the other participants named herein, has filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GOLD Universal Proxy Card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from stockholders of Anavex Life Sciences Corp. (Nasdaq: AVXL) (the “Company”) for the Company’s 2026 annual meeting of stockholders, including any adjournments, postponements, continuations, reschedulings or any other meeting held in lieu thereof (the “2026 Annual Meeting”).

On September 18, 2026, PVG issued the following press release:

PVG Asset Management Announces Plan for First 100 Days at Anavex Life Sciences

— Believes Anavex Needs New Leadership with Deep Industry Experience and Credible Strategic Plan to Turn the Company Around and Unlock Value for Shareholders —

CENTENNIAL, Colo., Sept. 18, 2026 (GLOBE NEWSWIRE) – PVG Asset Management Corp. (“PVG”), a stockholder of 337,663 shares of Anavex Life Sciences Corp. (NASDAQ: AVXL) (“Anavex” or the “Company”), announced its plan following its anticipated success in the Company’s upcoming proxy vote. PVG management is optimistic that its slate of highly qualified director candidates will win approval from shareholders, particularly in light of the recent recommendation from Glass Lewis that Anavex shareholders vote the GOLD Universal Proxy Card.

With a focus on results, PVG’s director nominees intend to take the following actions in the first 100 days:

Leadership and management: Hire an experienced CEO with a track record in CNS and rare disease drug development and a following among institutional investors. Rebuild the clinical team without disrupting ongoing trials. Undertake a comprehensive effort to recover and preserve valuable institutional knowledge from existing management, as well as the nine executives who were recently terminated.

Clinical development and trial execution: Bring in outside experts to help ensure trials are designed for the highest probability of success. Establish a special Board committee with clinical expertise to oversee and report on trial risks and progress, and de-risk the Phase 3 Alzheimer’s trial design, including appropriate patient selection.

Capital and strategic partnerships: Pursue capital raises at a higher stock price or through non-dilutive financing, and form partnerships with large pharmaceutical companies for indications the Company cannot afford to develop independently, such as Parkinson’s disease and schizophrenia. Conduct a full review of each pipeline asset and its financing needs, as well as a thorough review of the patent portfolio for opportunities to extend patent life.

Governance, legal and regulatory: Address the costly litigation relating to the renominated directors firing of the former CEO and pursue resolution if appropriate. Restore and strengthen independent Board oversight and accountability.

Investor relations and communications: Engage actively with shareholders, the scientific community, and industry and investor conferences. Hire a capable investor relations firm and public relations firm to increase visibility with investors and the broader financial community.

Accountability: Establish an active Board that expects strong results and require all Board members and management to maintain meaningful ownership in Anavex stock.

PVG believes a new Board is needed to provide appropriate oversight, as well as a CEO with deep biotechnology industry experience who can restore credibility with investors, raise the capital to advance key clinical programs, and create long-term value for all stockholders.

PVG encourages all stockholders to carefully review its proxy materials and vote the GOLD Universal Proxy Card to elect PVG’s six nominees at the 2026 Annual Meeting.

For additional information regarding PVG’s campaign for change at Anavex, please visit: www.AnavexVotePVG.com.

If you have any questions, require assistance in voting your GOLD universal proxy card, or need additional copies of PVG Group’s proxy materials, please contact:

1055 Washington Boulevard, Suite 520

Stamford, CT 06901

Stockholders may call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

E-mail: proxy@investor-com.com

Participants in the Solicitation

The participants in PVG’s solicitation of proxies are PVG Asset Management Corporation, Patrick S. Adams, Jason Kolbert, Ralf von Ziegesar, Rene Mora, John Boris and Curtis Hogue (collectively, the “Participants”). Information concerning the identity of the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is included in PVG’s Definitive Proxy Statement and related SEC filings.

Forward-Looking Statements

This release and any related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical facts, including statements regarding PVG’s plans, objectives, beliefs, strategies and expectations relating to the 2026 Annual Meeting, the proxy solicitation, the Company, the Company Board of Directors, the PVG nominees, stockholder value and the potential outcome of PVG’s solicitation.

These statements may be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “may,” “will,” “would,” “could,” “should” and similar expressions, or the negative thereof. Actual results may differ materially from those projected or contemplated by these forward-looking statements due to various risks and uncertainties, including those described in applicable filings made by the Company and PVG with the SEC.

Stockholders are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. PVG and the Participants do not undertake any obligation to update or revise any forward-looking statements, except as required by applicable law.

Important Additional Information and Where to Find It

PVG, together with the other Participants, has filed a definitive proxy statement on Schedule 14A and accompanying GOLD Universal Proxy Card with the SEC in connection with the solicitation of proxies from stockholders of the Company relating to the 2026 Annual Meeting.

STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD UNIVERSAL PROXY CARD, ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS FILED BY PVG WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The Definitive Proxy Statement, GOLD Universal Proxy Card and other relevant materials filed by PVG with the SEC are available at no charge at the SEC’s website at https://www.sec.gov/.

Contact:

Patrick S. Adams

PVG Asset Management Corporation

Padams@pvgasset.com